                           HealthAxis.com Receives $57 Million Equity Investment
                                from Group Led by Brown Simpson Asset Management
                                                                December 7, 1999
                                                                     Page 1 of 3

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FOR IMMEDIATE RELEASE

Contact:
Investor Contact:                                  Media Contact:
Deidre Holt                                        Doug Russell/Michele Meagher
HealthAxis.com                                     Schwartz Communications, Inc.
610-275-3800                                       781-684-0770
dholt@healthaxis.com                               dougr@schwartz-pr.com
                                                   mmeagher@schwartz-pr.com
                                                   ------------------------

      HealthAxis.com Receives $57 Million Equity Investment from Group Led by Brown Simpson Asset Management

               Funds to Provide Growth Capital for HealthAxis.com
              in the Wake of Its Merger with Insurdata Incorporated


EAST NORRITON, PA, December, 7, 1999 - HealthAxis.com, a subsidiary of Provident American Corporation (NASDAQ: PAMC) and the leading provider of Internet solutions for healthcare insurance marketing, sales and administration, today announced that an investment group led by Brown Simpson Asset Management, LLC, has invested $57 million into the company.

The Brown Simpson-led group includes the Royal Bank of Canada, LBI Group Inc., Tudor Investment Corporation, and other investors. Several of the funding parties are previous investors in the private securities of either Provident American or HealthAxis.com. The investment group in today's transaction will be receiving 3,846,003 shares of HealthAxis.com common stock.

The private offering was placed by Donaldson, Lufkin and Jenrette Securities Corporation. Thomas Weisel Partners LLC and Stephens Inc. acted as co-placement agents.

The company intends to use the newly invested capital primarily to support an aggressive marketing effort in both its consumer and business-to-business product groups. HealthAxis.com, which also announced today, in a separate release, its merger with Insurdata Incorporated, will form the only Internet company providing healthcare insurance services to both consumers and payors, such as insurance carriers, third party administrators, and self-funded groups. With proforma 1999 estimated revenues of $42 million, HealthAxis.com is one of the largest companies in the emerging e-health sector.

                           HealthAxis.com Receives $57 Million Equity Investment
                                from Group Led by Brown Simpson Asset Management
                                                                December 7, 1999
                                                                     Page 2 of 3

Jim Simpson, managing director of Brown Simpson Asset Management, said, "This merger creates one of the most exciting companies in the e-health space. We believe the combined company has an opportunity to be the dominant player in providing Internet solutions for healthcare plan sales, marketing and administration. We are excited to increase our commitment to this dynamic company."

Michael Ashker, chief executive officer of HealthAxis.com said, "The decision by existing stakeholders to increase their commitment to HealthAxis.com is a strong endorsement of both our merger with Insurdata and the strategy of providing healthcare insurance solutions for both consumers and payors. This investment will enable us to expand our leadership both in consumer insurance sales and connectivity services to industry."

About HealthAxis.com
HealthAxis.com, Inc. is the leading provider of Internet solutions for healthcare insurance marketing, sales, and plan administration. HealthAxis.com is the only e-healthcare company servicing both the consumer and business-to-business marketplaces with health plan solutions. The Company's consumer Web site, www.healthaxis.com, is a fully transactional, online health insurance agency targeting the individual and small group markets. The Company's proprietary workflow and business application software, built around an application service provider model, enables healthcare payors -- carriers, third party administrators, and large, self-funded groups --to more efficiently capture, process, and share health plan data over the Internet. HealthAxis.com is headquartered in suburban Philadelphia, with significant operations in Dallas, as well as offices in eight other locations both domestic and abroad. The company employs over 350 IT professionals.

                           HealthAxis.com Receives $57 Million Equity Investment
                                from Group Led by Brown Simpson Asset Management
                                                                December 7, 1999
                                                                     Page 2 of 3

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements made which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors which may cause actual results to differ materially from those in the forward-looking statements. For further information which could cause actual results to differ from the Company's expectations as well as other factors which could affect the Company's and Provident American's financial statements, please refer to Provident American's reports filed with the Securities and Exchange Commission.